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                                                                       Exhibit 1


                             JOINT FILING AGREEMENT


         Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on
Schedule 13D to which these exhibits are attached is filed on behalf of each of them in the capacities set forth below.


Dated: June 8, 2001
                                        QUESTOR PARTNERS FUND II, L.P.
                                        a Delaware limited partnership

                                        By: Questor General Partner II, L.P.,
                                              its General Partner
                                        By: Questor Principals II, Inc.
                                              its General Partner

                                        By:  /s/ Robert D. Denious
                                            -----------------------------------



                                        QUESTOR SIDE-BY-SIDE PARTNERS II, L.P.
                                        a Delaware limited partnership

                                        By: Questor Principals II, Inc.

                                        By:  /s/ Robert D. Denious
                                            -----------------------------------



                                        QUESTOR SIDE-BY-SIDE PARTNERS II
                                        3(C)(1), L.P.
                                        a Delaware limited partnership

                                        By: Questor Principals II, Inc.

                                        By:  /s/ Robert D. Denious
                                            -----------------------------------




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